Exhibit 99.1

COVANTA HOLDING CORPORATION NAMES
SANJIV KHATTRI AS CHIEF FINANCIAL OFFICER

FAIRFIELD, NJ, August 9, 2010 – Covanta Holding Corporation (NYSE:CVA) (“Covanta”) reported today that Sanjiv Khattri has been appointed to the position of Executive Vice President and Chief Financial Officer, effective August 16, 2010. Mr. Khattri is a seasoned executive with over 20 years of financial leadership experience including his tenure as Chief Financial Officer of General Motors Acceptance Corporation, a global diversified financial services company.

Anthony Orlando, Chief Executive Officer of Covanta stated “We are delighted to have Sanjiv join the Covanta team. He is a highly skilled financial officer with global scope and a wealth of experience in capital markets, strategic & financial planning, M&A and industrial management that will be extremely valuable to Covanta and our shareholders. I am confident Sanjiv’s leadership and insight will complement Covanta’s outstanding management team as we continue to pursue our strategic objectives.”

Mr. Khattri will report directly to the Chief Executive Officer and will be responsible for treasury, accounting, investor relations, strategy, financial planning, tax and information technology.

Mr. Khattri stated that “I am truly excited to be joining Covanta; a socially responsible company that is a global leader in its field with exciting growth opportunities. I look forward to being an integral part of Tony’s leadership team to help drive Covanta’s continued success.”

Mr. Khattri, 45, was most recently operating as a financial & strategic consultant working with major global corporations, private equity firms and hedge funds. In his last corporate position he was a part of the General Motors Acceptance Corporation leadership team where he served for over four years in various capacities including Chief Financial Officer and Executive Vice President of Corporate Development. Prior to that, Mr. Khattri held a variety of increasingly responsible positions over a 15 year period working for General Motors with his last position there being Assistant Treasurer. Mr. Khattri holds a Master of Business Administration degree from University of Michigan and a Bachelor of Engineering degree from Panjab University in Chandigarh, India.

About Covanta
Covanta Holding Corporation (NYSE:CVA), is an internationally recognized owner and operator of large-scale Energy-from-Waste and renewable energy projects and a recipient of the Energy Innovator Award from the U.S. Department of Energy’s Office of Energy Efficiency and Renewable Energy. Covanta’s 45 Energy-from-Waste facilities provide communities with an environmentally sound solution to their solid waste disposal needs by using that municipal solid waste to generate clean, renewable energy. Annually, Covanta’s modern Energy-from-Waste facilities safely and securely convert approximately 20 million tons of waste into more than 9 million megawatt hours of clean renewable electricity and create 10 billion pounds of steam that are sold to a variety of industries. For more information, visit www.covantaholding.com.

Cautionary Note Regarding Forward-Looking Statements
Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”) or in releases made by the Securities and Exchange Commission (“SEC”), all as may be amended from time to time.  Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Covanta and its subsidiaries, or general industry or broader economic performance in global markets in which Covanta operates or competes, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements.  Statements that are not historical fact are forward-looking statements.  Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “may,” “will,” “would,” “could,” “should,” “seeks,” or “scheduled to,” or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions.  These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws.  Covanta cautions investors that any forward-looking statements made by Covanta are not guarantees or indicative of future performance.  Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements with respect to Covanta, include, but are not limited to, the risk that Covanta may not successfully close its announced or planned acquisitions or projects in development and those factors, risks and uncertainties that are described in periodic securities filings by Covanta with the SEC.  Although Covanta believes that its plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, actual results could differ materially from a projection or assumption in any forward-looking statements.  Covanta’s future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties. The forward-looking statements contained in this press release are made only as of the date hereof and Covanta does not have or undertake any obligation to update or revise any forward-looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law.

Contacts
Marisa F. Jacobs
Vice President, Investor Relations and Corporate Communications
973-882-4196

James Regan
Media Relations and Corporate Communications
Covanta Energy
973-882-7152